Report of Ernst & Young LLP, Independent Registered
Public Accounting Firm

To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust (the Trust), comprising the SPDR DJ Wilshire Total Market ETF,
SPDR DJ Wilshire Large Cap ETF, SPDR DJ Wilshire
Large Cap Growth ETF, SPDR DJ Wilshire Large Cap
Value ETF, SPDR DJ Wilshire Mid Cap ETF, SPDR DJ
Wilshire Mid Cap Growth ETF, SPDR DJ Wilshire Mid
Cap Value ETF, SPDR DJ Wilshire Small Cap ETF,
SPDR DJ Wilshire Small Cap Growth ETF,  SPDR DJ
Wilshire Small Cap Value ETF, SPDR DJ Global Titans
ETF, DJ Wilshire REIT ETF, KBW Bank ETF, KBW Capital
Markets ETF, KBW Insurance ETF, Morgan Stanley Technology ETF, SPDR S&P Dividend ETF, SPDR S&P Biotech ETF,
SPDR S&P Homebuilders ETF, SPDR S&P Metals & Mining
ETF, SPDR S&P Oil & Gas Equipment & Services ETF,
SPDR S&P Oil & Gas Exploration & Production ETF,
SPDR S&P Pharmaceuticals ETF, SPDR S&P Retail ETF,
SPDR S&P Semiconductor ETF, KBW Regional Banking ETF,
SPDR Lehman 1-3 Month T-Bill ETF, SPDR Lehman Short
Term Municipal Bond ETF, SPDR Lehman Intermediate Term Treasury ETF, SPDR Lehman Long Term Treasury ETF, SPDR Barclays Capital TIPS ETF, SPDR Lehman California
Municipal Bond ETF, SPDR Lehman New York Municipal
Bond ETF, SPDR Lehman Municipal Bond ETF, SPDR Lehman Aggregate Bond ETF, SPDR Lehman International Treasury
Bond ETF, SPDR Lehman High Yield Bond ETF and SPDR
DB International Government Inflation-Protected Bond
ETF, as of and for the year ended June 30, 2008, in accordance with the standards of the Public Company AccountingOversight Board (United States), we considered
SPDR Series Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of SPDR Series Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of SPDR Series Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The
Trusts internal control over financial reporting is a process designedto provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposesin accordance with generally accepted accounting principles. The Trusts internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Trust are being made only in accordance with authorizations of management and directors of the Trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions,or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees,in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trusts annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of SPDR Series Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in SPDR Series Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2008.

This report is intended solely for the information and use of management and the Board of Directors of SPDR Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
August 15, 2008